Exhibit 10.38

ASSIGNMENT OF BOULDER OPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF OPTION AGREEMENT (this “Assignment”) is made as of June 22, 2006 (the “Effective Date”), by and between Array BioPharma Inc., a Delaware corporation (“Assignor”), and BioMed Realty, L.P., a Maryland limited partnership (“Assignee”).

RECITALS

A.            WHEREAS, Assignor and 3200 Walnut LL, LLC, a Delaware limited liability company (“Seller”), entered into that certain Option Agreement dated as of June 19, 2006 (the “Boulder Option Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which Seller granted Assignor the option to purchase that certain real property located at 1885 33rd Street, 1825 33rd Street, 1865 33rd Street, and 3200 Walnut Street, Boulder, Colorado (the “Boulder Option”), as more particularly described in Exhibit A to the Boulder Option Agreement (the “Boulder Property”); and

B.            WHEREAS, Assignor desires to assign its interest in the Boulder Option Agreement to Assignee.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.             Defined Terms.  All capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Boulder Option Agreement.

2.             Assignment. Assignor hereby sets over, transfers and assigns unto Assignee all of Assignor’s right, title and interest in and to the Boulder Option Agreement.

3.             Assumption.  In consideration of the foregoing assignment, Assignee hereby accepts the foregoing assignment and, from and after the execution hereof, assumes and agrees to make, observe, keep and perform all of the terms, covenants and conditions to be made, observed, kept and performed by the Assignee under the Boulder Option Agreement, as fully as though Assignee were originally named in the Boulder Option Agreement as the “Optionee”.

4.             Warranty.  Assignor hereby represents and warrants to Assignee that: (a) it has not assigned the Boulder Option Agreement to any other person or entity, and (b) it is not in breach or default of any of its obligations under the Boulder Option Agreement.

5.             Indemnification. Assignor shall defend, indemnify and hold harmless Assignee from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Assignee by reason of the failure of Assignor to fulfill, perform, discharge, and observe its obligations with respect to the Boulder Option Agreement arising before the Effective Date.  Assignee shall defend, indemnify and hold harmless Assignor from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Assignor by reason of the failure of Assignor to fulfill, perform, discharge, and observe its obligations with respect to the Boulder Option Agreement arising on or after the Effective Date.

6.             Governing Law.  This Assignment shall be governed by the law of the State of Colorado.

7.             Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument executed on the date first set forth.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

ARRAY BIOPHARMA INC.,
a Delaware corporation

By:
Name:
Title:

ASSIGNEE:

BIOMED REALTY, L.P.,
a Maryland limited partnership

	By:	BioMed Realty Trust, Inc.,
a Maryland corporation
Its: General Partner

By:
Name:
Title:

CONSENTED TO:

SELLER:

3200 WALNUT LL, LLC,
a Delaware limited liability company

By:	QOL Independent Corp.
Its Managing Member

By:
Name:
Title:

EXHIBIT A

BOULDER OPTION AGREEMENT

(See Attached)